Exhibit 10.1

OFFICE LEASE AGREEMENT

THIS LEASE AGREEMENT (hereinafter referred to as the "Lease") entered into this October 1st., 2004 by and between EL MONTE PROPERTIES S.E. (hereinafter referred to as ("Landlord") and Interstate General Properties Limited Partnership S.E., herein represented by its Executive Vice-President, Mr. Eduardo Cruz Ocasio, hereinafter referred to as ("Tenant").

WITNESSETH:

In consideration of the mutual covenants and agreements herein contained, Landlord and Tenant agree as follows:

1. FUNDAMENTAL LEASE PROVISIONS: The following fundamental lease provisions are hereinafter enumerated for convenience purposes: Each one of these provisions must be construed together with all the other sections of this Lease which cover the same subject.

In the event of any conflict between any Fundamental Lease Provision and the balance of the Lease, the latter shall prevail.

Fundamental Lease Provisions:

(a) DATE OF COMMENCEMENT (Paragraph 3):

October 1st, 2004

(b) LANDLORD'S MAILING ADDRESS:

PO Box 363908

San Juan, Puerto Rico 00936-3908

Att: Ms. Margarita Rivera

TENANT'S MAILING ADDRESS:

PO Box 363908

SAN JUAN PR 00936-3908

(d) PREMISES (Paragraph 3):

Interstate General Building

Office No.: 700

Floor: 7th.

Floor Area: approximately 9,595 square feet

of rentable area.

TERM (Paragraph 3): Eighteen months (18).

Tenant shall have the right to resolve or cancel at any time by giving Landlord thirty (30) days written notice.

(f) FIXED MINIMUM MONTHLY RENT (Paragraph 4):

October 1st., 2004 thru April 30, 2006 - $18,390.42

(g) SECURITY DEPOSIT (Paragraph 34): __N/A______

(h) TENANT'S PRO RATA SHARE (Paragraph 5): 14.65%

(i) BASE YEAR (Paragraph 5): The fiscal year for

the Building ending on December 31, 2003.

(j) ADJUSTMENT DATE (Paragraph 5): January 1 of each

year.

(k) EXHIBITS: The following exhibits annexed to this

Lease are hereby incorporated in and

made a part thereof:

Exhibit "A" - Rules and Regulations

(l) RENEWAL OPTION (Paragraph 18): Tenant shall have the right to extend the term of this lease for an additional One (1) year period provided it gives Landlord written notice of its intention to renew no later than six (6) months prior to the expiration of the original term of this lease.

(m) PARKING SPACES: Forty (40) parking spaces at a monthly cost payable to American Parking System.

2. BUILDING: Landlord is the owner of a certain parcel of land located at the intersection of Muñoz Rivera Avenue and Coll y Toste Street, Hato Rey, Puerto Rico on which a seven (7) story office building (hereinafter referred to as the "Building") and adjoining parking garage have been constructed. The Building will be known as "Interstate General Building".

3. TERM: Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord the Premises (as defined in Paragraph 1 (d) hereof) in the Building for the Term (as defined in Paragraph 1 (e) hereof) commencing on the Date of Commencement (as defined in Paragraph 1 (a) hereof), upon and subject to all of the terms and conditions set forth in this Lease.

4. FIXED MINIMUM RENT: Tenant shall pay the Fixed Minimum Rent (as defined in Paragraph 1 (f) hereof) in lawful money of the United States of America in equal monthly installments in advance without deduction or offset, on the first day of each and every month during the Term, at the offices of Landlord in the Building, or at such other place as Landlord may designate in writing.

5. ADDITIONAL RENT: The Fixed Minimum Rent payable each month on and after the Adjustment Date (as defined in Paragraph 1 (j) hereof) shall be increased by one-twelfth (1/12th) of Tenant's Pro Rata Share (as defined in Paragraph 1 (h) hereof) of any increases in Real Estate Taxes (as hereinafter defined) and Operating Expenses (as hereinafter defined) over the Real Estate Taxes and Operating Expenses incurred by Landlord during the Base Year (as defined in Paragraph 1 (j) hereof). Landlord and Tenant agree that Tenant's Pro Rata Share represents the ratio that the area of the Premises bears to the total rentable area of office space in the Building which, is 65,503 square feet. Tenant agrees to pay as additional rent to Landlord for each calendar year or portion thereof after the Adjustment Date Tenant's Pro Rata Share of increases in Real Estate Taxes and Operating Expenses over those incurred by Landlord during the Base Year, such payment to be made in equal monthly installments in advance (i.e., 1/12th of the annual increase aforesaid) on the first day of each month during the lease term, the sum of ONE HUNDRED TWENTY FIVE AND OO/100 DOLLARS ($125.00) for the operating expenses incurred by Landord, and a pro rata sum of the partial month, if any, at the commencement of the lease term. Effective each January 1st., during the lease term, the above monthly sum being paid by Tenant to Landlord shall be increased to an amount equal to the Tenant's pro rata share of the actual operating expenses being incurred by Landlord during the fiscal year ended December 31st. of the same year for which the operating expense is being increased. The Tenant's pro rata share is equivalent to 14.65%.

The term "Operating Expenses" is defined as all costs and expenses of every kind and nature paid or incurred by Landlord (including reasonable and appropriate reserves) in operating, managing, equipping, promoting, policing (if and to the extent provided by Landlord), lighting, repairing, replacing, cleaning and maintaining the Building (excluding its parking area). Such costs and expenses shall likewise include (but shall not be limited to) water and sewer charges; security services, seasonal holiday decorations, gas, electricity, steam and telephone utility charges; premimums for liability, property damage, fire, workmen's compensation, and other insurance (including all insurance, hazard, rent and otherwise, carried by Landlord on the Building); payments toward mass transit or car pooling facilities or otherwise as required by Federal, Commonwealth or local governmental authorities; the cost of the maintenance and repair rendered to the water standpipe system installed in the Building, including any alarm service charges, as well as the cost of the water consumed by the water standpipe system; costs and expenses in connection with maintaining fire or smoke detection or alarm system; the costs of complying with Federal, Commonwealth or local governmental ambient air and environmental standards; (i) provided that such costs are amortized over the useful life of such equipment and materials the cost of all materials, supplies and services purchased or hired therefor; the cost of maintenance and repair to and of the roof and structure of the Building; total compensation and benefits paid to or on behalf of employees, including unemployment taxes, social security taxes, and payroll taxes of any kind; real and personal property taxes and assessments; fees for required licenses and permits; municipal license fees ("patentes municipales"), supplies, operation of loudspeakers and any other equipment supplying music to the Building; reasonable depreciation of equipment used in the operation of the Building; and administrative costs equal to fifteen percent (15%) of the total costs of operating and maintaining the Building (except appropriate reserves); (ii) provided, however, that such taxes are not included within the definition of "Real Estate Taxes" as defined below.

"Operating Expenses" shall not include capital improvements, interest or amortization of mortgages, depreciation of the Building, compensation paid to officers or executives of Landlord or management agent, or income taxes imposed on income of Landlord from the Building; (iii) and costs incurred in connection with the leasing or procuring new lessees including leasing commissions paid to the agents of Landlord.

The term "Real Estate Taxes" is defined as all real estate taxes, ad valorem charges and assessments, water and sewer rents, and other government levies and charges of every kind and nature whatsoever, general and special, extraordinary as well as ordinary, forseen and unforseen, and each and every installment thereof, which during the Term of this Lease are levied, assessed, or imposed on the Building or which become due and payable, in connection with the use, occupancy or possession of the Building or any part thereof of any land or other improvements now or at any time during the Term of this Lease constituting a part of the Building. Nothing herein contained shall be construed to include as Real Estate Taxes any inheritance, estate, succession, transfer, gift or income tax imposed on Landlord. If at any time during the Term of this Lease the methods of taxation prevailing on the Date of Commencement shall be altered so that in addition to or in lieu of or as a substitute for the whole or any part of the Real Estate Taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Building or any portion thereof, or (iii) a tax upon Landlord which is otherwise measured by or based in whole or in part upon the building or any portion thereof, then the same shall be included in the computation of Real Estate Taxes, computed as if the amount of such tax or fee so payable were that part due if the Building were the only property of Lessor subject thereto.

After each calendar year, Landlord will procure from its independent accountants a Statement of Taxes and Operating Expenses for the calendar year just ended, with the purpose of determining the pro-rata share amount of Tenant, for possible increase in the rent on the Adjustment Date anniversary during the year just started. Additional rent will be collected only if the Taxes and Operating Expenses exceed the base year's similar type expenses.

On each subsequent anniversary date of the Adjustment Date, a comparison of expenses will be made against the Base Year's expenses to determine further increases or decreases in the Additional Rent. Decreases may reduce in total the Additional Rent affected by this process but will not reduce the Fixed Minimum Rent if the Year's operating expenses are less that the Base Year's. Adjustments in Additional Rent will be made retroactive to the Adjustment Date when this date preceeds the date when the independent accountant's Statement of Taxes and Operating Expenses is received. If the amount to be paid as a result of the new computation of the Tenant's Pro Rata Share is larger than the amount being actually paid, Tenant shall pay to Landlord, in full, the corresponding increase for the months that have elapsed since the Adjustment Date to the billing date within ten (10) days after Landlord's written request for such payment. If the amount to be paid monthly as Additional Rent, as a result of the adjustment revision, is lower that the actual amount being paid, the difference for the months that have elapsed since the Adjustment Date to the date of receipt of the Accountant's Statement will be credited to the next succeeding Tenant's monthly payment. Tenant will make the subsequent monthly payments for the new adjusted rent amount, whether increased or decreased. (iv) The Landlord agrees, if so requested by the Tenant, to provide to the Tenant access to pertinent records of the Landlord to verify the operating expenses.

If, upon termination of this Lease for any cause, the amount of any Additional Rent due pursuant to any provision of this Section has not yet been determined, and Landlord thereafter determines that Tenant has not paid the full amount of such corresponding Additional Rent, Landlord shall notify Tenant in writing of any amount due hereunder and Tenant shall pay such amount within five (5) days of the date of Landlord's notice.

6. DELIVERY OF PREMISES: If Landlord, by reason on any act or neglect of the Tenant or by any separate contractor employed by Tenant or by changes ordered by Tenant or by fire, unavoidable casualty, or by actions of governmental entities or changes in governmental requirements, cannot deliver possession of the Premises to Tenant on the Date of Commencement, this Lease shall not be void or voidable, nor shall the Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the Term be extended; but in such event there shall be a proportionate reduction of rent covering the period between the Date of Commencement and the time when Landlord can deliver possession.

7. SERVICES TO BE FURNISHED BY LANDLORD: Landlord agrees herein, to furnish Tenant: refrigerated water at those points of supply provided for general use of tenants in the Building; and air conditioning at such times as Landlord normally furnishes air conditioning to all other tenants in the Building and at such temperatures and in such amounts as are considered by Landlord to be standard. Air conditioning services shall be furnished Monday thru Friday from 8:00 a.m. to 7:00 p.m. and on Saturdays from 8:00 a.m. to 12:00 p.m. If Tenant wishes air conditioning service to be rendered on days or hours other than those when regular air conditioning service is to be furnished, it shall so request Landlord in writing no less than one (1) business day prior to the date when such service is to be rendered except that air conditioning services shall not be furnished between 7:00 P.M. and 8:00 A.M. on Sundays or holidays.

Landlord shall notify Tenant if it shall be able to furnish said service and, the rate which will be charged. If Tenant agrees, Landlord shall furnish the additional service and Tenant shall pay the charge quoted upon presentation of an invoice therefor.

Elevator service will be available at all times. Janitor service will be furnished by Landlord, at Landlord's cost to the Premises and for all public and special service areas in the manner and to the reasonable extent deemed by the Landlord to be standard. Electricity in addition to that required for lighting shall be provided to the Premises for normal and customary office usage, which shall include only office machines and equipment operating on standard building circuits, but which in no event shall overload the electrical circuits from which Tenant obtains current. No electric current shall be used except that furnished or approved by Landlord, nor shall electric or other wires be brought in the Premises except with the written consent of Landlord. Any consumption of electric current in excess of that considered by Landlord to be usual, normal and customary for tenants, or which requires special circuits or equipment, shall be paid for by Tenant as additional rent in an amount to be determined by Landlord's estimated cost of such abnormal current consumption based on the applicable prevailing rate classification published by the electric power company. Failure by Landlord to any extent to furnish, or any stoppage of the services described above resulting from causes beyond the control of Landlord or after default by Tenant of the kind described in Paragraph 21 hereof, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work as an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement under this Lease. Should any equipment or machinery cease to function properly for any reason, Landlord shall use reasonable diligence to repair the same promptly but Tenant shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom unless caused by Landlord's negligence or willful misconduct. Tenant agrees not to install at any time any window air conditioning unit nor any other ventilation or air conditioning device or equipment on the Premises.

8. ALTERATIONS: Tenant shall make no alterations, decorations, installations, additions or improvements in or to the Premises without Landlord's prior written consent, and then only by contractors or mechanics and in accordance with plans and specifications approved by Landlord, which shall not be unreasonably withheld. All such work shall be done at Tenant's sole expense and at such time and in such manner as Landlord may from time to time designate. All alterations, decorations, installations, additions or improvements upon the Premises, made by either party, shall, unless Landlord elects otherwise (which election shall be made by giving notice pursuant to the provisions of this Lease not less than ten (10) days prior to the expiration or other termination of this Lease) become the property of Landlord, and shall remain upon and be surrendered with the Premises, as part thereof, at the end of the Term. In the event Landlord shall so elect, all such alterations, decorations, installations, additions or improvements made by Tenant, except those which Landlord may select, shall be removed by Tenant and Tenant shall restore the Premises to their original condition at Tenant's sole cost and expense prior to the expiration of the Term.

9. REPAIRS: Tenant shall keep the Leased Premises and all fixtures and equipment therein in such repair, order and condition that the same are in at the commencement of the term hereof or may be put in during the continuance thereof, reasonable use and wear and damage by fire or other casualty excepted. The Landlord shall keep in repair and maintain the roof and exterior of the building, the plumbing, heating, lighting and other building standard electrical equipment, ventilating equipment, air conditioning equipment and the elevator or elevators and make all structural repairs. All damage or injury to the Premises or to the Building caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, or resulting from the carelessness, omission, neglect, improper conduct or other cause of Tenant or any of its employees, agents, promptly by Tenant at its sole cost and expense to the reasonable satisfaction of the Landlord. All of the aforesaid work shall be in quality and class equal to the original work. If Tenant fails to make such repairs, restorations or replacements, the same may be made by Landlord at the expense of Tenant and shall be collectible as additional rent and shall be paid by Tenant within ten (10) days after rendition of a bill or statement therefor. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions or improvements in or to any portion of the Building or Premises, or in or to fixtures, appurtenances or equipment thereof, and Landlord shall have no liability for failure of Landlord or others to make any such repairs, alterations, additions or improvements.

10. SIGNS; FLOOR LOAD; MOVING: Tenant shall have the right to maintain the sign located at the front of the building, facing the Muñoz Rivera Avenue, on the space located at the ground floor on the outer wall of the handicapped access at the front of the Building.  Landlord will not charge Tenant additional rent for this right. The aforementioned sign shall read Interstate General Properties.  Tenant agrees that no additional signs, advertisement or notices shall be inscribed, painted or affixed on any part of the outside or inside of the Premises or Building, without Landlord's previous consent, except on the directories and doors of offices, and then only in such size, color and style as Landlord shall approve; that Landlord has the right to prohibit any advertisement of Tenant which names the Building which in Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices or for financial, insurance or other institutions and businesses of like nature, and upon written notice from Landlord, Tenant shall refrain from and discontinue such advertisement; that Landlord shall have the right to prescribe the weight, and method of installation and position of safes or other heavy fixtures or equipment; and that Tenant will not install in the Premises any fixtures, equipment or machinery that will place a load upon any floor exceeding the floor load per square foot which such floor was designed to carry. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. No freight, furniture or other bulky matter of any description will be received into the Building or carried in the elevators, except as approved by Landlord. All moving of furniture, materials and equipment shall, at Landlord's option, be subject to the control of the Landlord, which shall, however, not be responsible for any damage to or charges for moving the same.

11. REQUIREMENTS OF LAW; INSURANCE REQUIREMENTS: Tenant, at its sole expense, agrees that it shall comply with all applicable laws, orders and regulations of federal, commonwealth or municipal authorities with respect to the Premises or the use or occupation thereof it being understood that should there be a requirement for the installation of an automatic sprinkler system, the cost of such system shall be borne by Landlord. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with or increase the rate of any fire insurance policies covering the Building, and shall not do, or permit to be done, any act or thing upon the Premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises or for any other reason.

Tenant shall comply with all regulations of the National Board of Fire Underwriters, or any other body now or hereafter exercising similar functions, which may be applicable to the Premises or the Building or any part thereof, and with the requirements of all policies of public liability, fire and all other types of insurance at any time in force with respect to Premises or the Building; and in any event, Tenant shall not keep or permit to be kept in or about the Building any article of dangerous, inflammable or explosive character which increases the danger of fire, or which would be deemed "hazardous" or "extra-hazardous" by any responsible insurance company. If by reason of the failure of Tenant to comply with the provisions of this Paragraph, including, but not limited to, the mere use to which Tenant puts the Premises, the fire insurance rate shall at the beginning of this Lease or at any time thereafter be higher than it otherwise would be, then without prejudice to Landlord's exercise of all rights available to Landlord as a result of such failure, Tenant shall reimburse Landlord as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

12. ACCESS TO PREMISES: Tenant shall permit Landlord to erect, use and maintain such pipes, conduits and wiring in and through the Premises as Landlord may deem necessary or desirable. Landlord or Landlord's agents shall have the right to enter the Premises at all times to examine the same, and shall be allowed to take all material into and upon the Premises that may be required for the erection or maintenance thereof without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while said erection or maintenance is being accomplished. Landlord shall have the right, upon reasonable notice to Tenant, and during ordinary business hours, to show the premises to prospective purchasers or lessees of the Building, and during the six (6) months prior to the expiration of the Term, Landlord may exhibit the Premises to prospective tenants. Notwithstanding anything herein to the contrary, no such action allowed hereunder shall change the size of the Premises and no such action shall unreasonably interfere with Tenant's business therein.

13. USE: Tenant agrees that it shall restrict the use of the Premises to general business office use and only for the conduct of Tenant's business and for no other purpose.

14. WASTE: Tenant shall not create waste or a nuisance in the Premises or the Building, or do any act which shall tend to disturb other tenants in the Building.

15. TENANT'S INDEMNITY OBLIGATIONS: Tenant agrees to indemnify and save Landlord harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation, reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this Lease or any extension thereof: (i) any matter, cause or thing arising out of Tenant's use, control or management of the Premises or Building; (ii) any work or thing done by Tenant or any of its employees or agents, in or about the Premises or Building; (iii) any willful misconduct on the part of Tenant or any of its employees or agents, (iv) any negligence on the part of Tenant or its employees or agents, (v) any accident, injury or damage (including death) occurring on or about the Premises or the Building where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or any of its employees, agents, and (vi) any failure on the part of the Tenant to perform or comply with any of the agreements, terms or conditions contained in this Lease on its part to be performed or complied with. Landlord shall notify Tenant of any such claims asserted against it and shall send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord by reason of such claim. In case any such action or proceeding is brought against Landlord, Tenant, upon written notice from Landlord, shall, at Tenant's sole cost and expense, resist or defend such action or proceeding by counsel approved by Landlord, and shall pay any judgment or perform any decree resulting therefrom. Nothing contained in this Paragraph shall be deemed to impose any obligation on Tenant for acts of negligence or willful misconduct of Landlord or any of its agents or employees acting on Landlord's behalf. Notwithstanding anything herein to the contrary, Tenant shall have the right to self-insure its obligations hereunder;

Neither Landlord nor the Administrator, shall be responsible or liable for damages at any time to Tenant, or to those claiming by, through or under Tenant, for any loss of life, bodily or personal injury, or damage to property or business, or for business interruption, that may be occasioned by or through the acts, omissions or negligence of any other persons, or any other tenants or occupants of any portion of the Building and Lot.

Tenant covenants and agrees to maintain in companies authorized to do business in Puerto Rico, acceptable to Landlord, liability insurance, insuring Landlord and Tenant (as their interests may appear) against all claims, demands or actions for injury to or death of any one person or persons in one accident with a combined limit of One Million Dollars ($1,000,000.) applicable to bodily injury and property damage, made by or on behalf of any person or persons, firm or corporation arising from, related to, or connected with the conduct and operation of Tenant's business in the Premises, or caused by actions of Tenant, its agents, servants, licensees, invitees, concessionaires, employees or contractors. Tenant further agrees to carry in companies authorized to do business in Puerto Rico, acceptable to Landlord, plate glass insurance covering all exterior plate glass in the Demised Premises, and to carry sprinkler insurance and fire insurance with such extended coverage provisions as Landlord may from time to time require covering all of Tenant's fixtures, furniture, furnishings, floor covering and equipment in the Demised Premises for one hundred per cent (100%) of their insurable value. It is understood that all of said insurance shall be in form satisfactory to Landlord and shall provide that it shall not be subject to cancellation, termination or change except after at least thirty (30) days prior written notice to Landlord and the policy or policies, or duly executed certificate or certificates for the same, together with satisfactory evidence of the payment of the premium thereon, shall be deposited with Landlord on the day Tenant begins Tenant's work and, upon renewals of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. In the event Tenant fails to comply with such requirements, Landlord may obtain such insurance and keep the same in effect; and Tenant shall pay Landlord the premium cost thereof upon demand.

16. ASSIGNMENT AND SUBLETTING: Tenant shall not assign,

transfer, mortgage or otherwise encumber this Lease or any interest of Tenant hereon, in whole or in part without first obtaining Landlord's written permission. Tenant may not sublet the whole or any part of the Premises or permit the Premises or any part thereof to be used or occupied by others, without Landlord's written permission. In each instance in which Landlord's permission is required, such permission shall not be unreasonably withheld.

17. RULES AND REGULATIONS: Tenant agrees that it and Tenant's employees, agents, visitors and invitees shall observe faithfully and comply with the Rules and Regulations of the Building, a copy of which is annexed hereto as Exhibit "B", and such other reasonable rules and regulations as Landlord may from time to time prescribe. Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, or agents.

18. RENEWAL OPTION: Tenant shall have the right to extend the term of this lease for an additional one (1) year period provided it gives Landlord written notice of its intention to renew no later than six (6) months prior to the expiration of the original term of this lease. The renewal shall be upon all of the terms and conditions set for the original term except that the Fixed Minimum Rent shall be increased by

19. END OF TERM: Upon the expiration or other termination of the Term of this Lease, Tenant shall quit and surrender the Premises to Landlord, broom clean, in good order and condition, ordinary wear excepted; and damage by fire or other casualty excepted and subject to the provisions of Paragraph 9 hereof, Tenant shall remove all of its property from the Premises prior to such expiration or other termination.

20. HOLDOVER: In the event Tenant remains in possession of the Premises after the expiration of the tenancy created hereunder and without the execution of a new agreement, Tenant, at the option of Landlord, shall be deemed to be occupying said Premises as a Tenant from month to month at 125% of the monthly installment of Fixed Minimum Rent last paid plus 100% of all additional rents and charges provided herein, subject to all other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

21. TENANT'S DEFAULTS; REMEDIES:

21.A Defaults: The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

(1) The vacating or abandonment of the Premises prior to the expiration of the Term; for a period in excess of ten (10) consecutive days.

(2) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when required and such failure shall continue for a period of ten (10) days after receipt by Tenant of written notice therof from Landlord to Tenant;

(3) The failure by tenant to observe or perform any of the agreements, covenants, conditions or other provisions of this Lease to be observed or performed by Tenant, other than described in Paragraph 21.A (2) above, where such failure shall continue for a period of thirty (30) days after receipt by Tenant of written notice thereof from Landlord to Tenant;

(4) (i) The making by Tenant of any general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed with 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenants' interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

21.B Remedies: In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

(1) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises; reasonable attorneys' fees and any real estate commission actually paid; and that portion of any leasing commission paid by Landlord in connection with a lease applicable to the unexpired term of this Lease; and Landlord may relet the Premises or any part or parts thereof, either in the name of the Landlord or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which would have otherwise constituted the balance of the term of this Lease and may grant concessions or free rent; and Tenant or the legal representative of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform the terms, agreements and covenants herein contained, any deficiency between the Fixed Minimum Rent and Additional Rent herein agreed to be paid by Tenant and the net amount, if any, of the rents collected on account of any new lease or leases of the Premises for each monthly period which would otherwise have constituted the balance of the term of this Lease. This provision and all other pertinent provisions of this Lease shall survive the termination of this Lease. Unpaid installments of rent or other sums shall bear interest at the prevailing market rates. Notwithstanding anything to the contrary herein, Tenant shall not be in default if its failure to make a payment of the full amount of the rent or its share of the Operating Expenses is only due to Landlord's failure to provide a written notice of any change in the rent or in the amount of Additional Rent due from Tenant or any other amount that is due and payable under this Lease, it being understood that this does not apply to the payment of the Fixed Minimum or the Additional Rent due under this Lease once they have been established for any given year during the term of this Lease.

(2) Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including, without limitation, the right to recover the rent as it becomes due hereunder.

(3) Pursue any other remedy now or hereafter available to Landlord under the laws of the Commonwealth of Puerto Rico.

22. DESTRUCTION OF PREMISES: If the Premises shall be partially damaged by fire or other cause unless caused by Tenant's negligence or willful misconduct, the damages shall be repaired promptly by Landldord and there shall be an abatement of rent and other charges proportionate to the amount of square feet of damaged floor space. Said abatement shall continue until Landlord restores the damaged areas to the condition they were in prior to the damage. No penalty shall accrue for delays which may arise by reason of adjustment of insurance by Landlord or for reasonable delays for any cause beyond Landlord's control. If the Premises are rendered wholly untenantable by fire or other cause, and if Landlord shall decide not to restore or rebuild the same, or if the Building be so damaged that Landlord shall decide to demolish it or to rebuild it with substantial modifications, then or in any such event Landlord may, within thirty (30) days after such fire or other cause, give Tenant notice in writing of such decision and thereupon the term of this Lease shall expire. Upon the termination of this Lease under the conditions provided for in the sentence immediately preceding, Tenant's liability for rent shall cease accruing as of the day following the casualty.

23. PROPERTY-LOSS OR DAMAGE: Landlord and its agents shall not be liable for any damage to property of Tenant by theft, riot, civil disorder or strike, sabotage, pollution, hurricane, storm, earthquake or otherwise. Landlord and its agents shall not be liable for any injury or damage to property or to Tenant or any person resulting from fire, electricity, water, rain or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street, or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by gross negligence of the Landlord, its agents or employees; Tenant shall give immediate oral and written notice to Landlord in case of fire or accident in the Premises or Building or of any defect therein or in any fixture or equipment.

24. CONDEMNATION: Tenant agrees that if the Building or Premises, or any part thereof, shall be taken or condemned by a governmental authority, Tenant shall have no claim against the amount that may be awarded as damages or paid as a result of any such condemnation or taking. At the option of Landlord, the term of this Lease shall cease and terminate from the date of such gevernmental taking or condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. The rent, however, shall in any such case be apportioned to the date of such taking. Notwithstanding the foregoing, Tenant hereby reserves such rights as it may have to recover damages or compensation for loss of trade fixtures, relocation expenses and the unamortized cost of its leasehold improvements.

25. QUIET ENJOYMENT: Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed under this Lease, Tenant may peaceably and quietly enjoy the Premises, subject nevertheless to the terms and conditions of this Lease and including all ground leases and other underlying leases and mortgages to which the Building may now or hereafter be subject.

26. NO OTHER REPRESENTATIONS BY LANDLORD: Tenant acknowledges and warrants to Landlord that neither Landlord or Landlord's agents have made any representations or promises with respect to this Lease, the building or the Premises except as herein set forth.

27. ASSIGNMENT OF PAYMENTS: In case of any assignment by Landlord of Landlord's interest in this Lease, or the payments due hereunder, conditional in nature or otherwise, to the holder of any mortgage on the Building as security or additional security for payment of Landlord's obligations, Tenant agrees:

(a) that the execution thereof by Landlord, and the acceptance thereof by such holder, shall never be deemed and assumption by such holder of Landlord's obligations hereunder unless such holder shall, by written notice sent to Tenant, specially otherwise so elect;

(b) that such holder shall be treated as having assumed Landlord's obligations hereunder only upon: (i) the taking of possession of the Building by such holder, or (ii) such holder exercising its election pursuant to subparagraph (a) above;

(c) to execute such instruments as may be required to assure such holder that without the written consent of such holder: (i) no rent shall be prepaid hereunder other than for the current and next ensuing month; (ii) no modifications shall be made in the provisions of this Lease nor shall the Term be extended or renewed, except as provided herein; (iii) this Lease shall not be terminated by Tenant except as provided herein nor shall the Tenant tender or accept a surrender of this lease except incident to a termination provided for herein; (iv) no notice of termination of this Lease by Landlord shall be deemed to be effective unless such written consent has been given or such holder subsequently waives the requirement; and (v) this Lease not be subordinated to any lien subordinated to such first mortgage; and

(d) subject to the rights of any prior mortgagee, upon demand of such holder to pay to such holder or to any receiver in proceedings to foreclose its mortgage as the case may be, all rent and other charges payable by Tenant under this Lease after the date of such demand.

28. SUBORDINATION: This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which are now placed on or affect the Building or modifications, consolidations or extensions thereof prior to or subsequent to the execution. Tenant, after receiving written notice from any person that it holds a mortgage or ground lease on the building, agrees that for so long as the mortgage or ground lease exists to give to the mortgagee or ground lessor the same notices as are required to be given Landlord hereunder. Notwithstanding any provisions of this Paragraph to the contrary, if any mortgagee or ground lessor shall elect to have this Lease prior to the lien of its mortgage or ground lease, and shall give written notice thereof at any time to Tenant, this Lease shall be deemed prior to such mortgage or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage or ground lease. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage or ground lease, as the case may be.

Tenant shall in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Landlord covering the Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

29. DEFAULT BY LANDLORD: Landlord shall not be in default in the performance of any covenant, obligation or agreement to be performed by Landlord under this Lease unless Landlord fails to perform an obligation required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage covering the Building whose name and address shall have there-to-fore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, Landlord shall not be in default if Landlord commences performance of such obligation within such thirty (30) days period and thereafter diligently prosecutes the same to completion.

30. LIMITATION OF LANDLORD'S LIABILITIES: The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title or a lessee's interest in a ground lease of the Building, and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns only during their respective periods of ownership. Tenant agrees, in the event Landlord is liable for any damages or other claim in connection with this Lease, the Building or the Premises, that recourse on such liability shall be limited to Landlord's interest in the Building, to the end and intent that, regardless of the identity or form of organization of Landlord from time to time, recourse against Landlord shall for all purposes be limited to the same extent as if Landlord were a single purpose corporation having the Building as its sole asset.

31. ESTOPPEL CERTIFICATES:

(a) Tenant shall at any time upon not less than fifteen (15) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building.

32. INTEREST ON PAST DUE OBLIGATIONS: Except as otherwise expressly herein provided, any amount due to Landlord not paid within ten (10) days after receipt by Tenant of written notice from Landlord that such amount has become due and payable and has not been received shall bear interest at the highest of The Chase Manhattan Bank NA's, New York prime rate or the highest rate permitted by law from the date due. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

33. ATTORNEYS' FEES: If Landlord or Tenant litigate any provision of this Lease or the subject matter of this Lease, the unsuccessful litigant shall pay to the successful litigant all costs and expenses, including attorney's fees and court costs, incurred by the successful litigant at trial and on appeal.

34. SECURITY DEPOSIT: Tenant has deposited the Security Deposit (as defined in paragraph 1 (g) hereof) with Landlord as security for the faithful performance and observance by Tenant of the terms of this Lease. It is agreed that in the event Tenant defaults in respect of any of such terms, Landlord may use the whole or any part of the Security Deposit to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of such terms of this Lease. In the event of a sale or lease of the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look solely to the new Landlord for the return of the Security Deposit. The provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of possession of the Premises to Landlord as provided herein.

35. NOTICES: All notices or communications which Landlord may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at Tenant's Mailing Address or at such other address as Tenant may designate by written notice from time to time, and the time of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or mailed, as the case may be and sent by registered mail addressed to the Tenant.

Any notice by Tenant to Landlord must be served by registered or certified mail addressed to Landlord at Landlord's mailing address or at such other address as Landlord may designate by written notice from time to time.

36. NO WAIVER: The failure of Landlord to seek redress for violation of or to insist upon the strict performance of any covenant, agreement or condition of this Lease, or any of the rules and regulations which may from time to time be prescribed by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant or agreement of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations which may from time to time be adopted against Tenant or any other tenant in the Building shall not be deemed a waiver of any such rules and regulations. No payment by Tenant or receipt by Landlord of a lesser amount than the Fixed Minimum Rent herein stipulated and Additional Rent and other charges due hereunder shall be deemed to be other than on account of the earliest stipulated rent or Additional Rent or other charge due hereunder, nor shall any endorsement or statement on any check or letter accompanying any check or payment as rent or additional rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other charge or pursue any other remedy available under this Lease.

37. CUMULATIVE REMEDIES: Each right and remedy of Landlord provided in this Lease shall be cumulative and shall be in addition to every other right or remedy now or hereafter existing at law or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided in this Lease or now or hereafter existing at law or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or by statute or otherwise.

38. INVALIDITY OF PARTICULAR PROVISIONS: If any provisions of this Lease are null, void, unenforceable or unconstitutional in any respect, the other provisions of this Lease shall be so harmonized as to properly ascertain the intent of the contracting parties and shall remain in full force and effect.

39. MODIFICATION OF LEASE: No modification, amendment or waiver of any provision of this Lease, nor consent to any departure by the Tenant therefrom, shall in any event be effective as against Landlord unless the same shall be in writing and signed by an officer of Landlord.

40. TRANSFER OF TENANTS: In the event the Premises are less than 1,500 square feet in area, Landlord reserves the right at its option and upon giving sixty (60) days' written notice in advance to Tenant, to transfer and remove Tenant from the Premises to any other available rooms and offices of substantially equal area in the Building. Landlord shall bear the expense of said removal.

41. PARAGRAPH HEADINGS: The paragraph headings through this Lease are for convenience and reference only, and the words contained therein shall in no way be held or construed to explain, modify, limit, amplify, or otherwise aid in the interpretation, construction or meaning of the provisions of this Lease.

42. BROKERS AND FINDERS: Each party warrants and represents to the other that it has dealt with no broker or agent in connection with this Lease, and that it shall indemnify and hold the other party harmless of and from all claims which may be made by any person against the other party for brokerage or other compensation in the nature of brokerage with respect to this Lease.

43. ENTIRE AGREEMENT: Each of the parties acknowledges that it has not relied on any agreements or commitments by the other party with respect to the subject matter hereof except the agreements and commitments specifically set forth herein. Tenant acknowledges that neither Landlord or Landlord's agents have made any representation or warranty as to the suitability of the Premises for Tenant's purposes pursuant to this Lease and, except as otherwise expressly set forth herein. As a condition precedent to Tenant's taking possession of the Premises and paying rent, Tenant reserves the right to inspect the Leased Premises prior to taking occupancy thereof, and Landlord will promptly remedy any defects discovered by such inspection. Landlord agrees at Landlord's sole expense and cost to correct any latent defect in the Premises or the Building upon manifestation of the same whether such manifestation occurs before or after Tenant's occupancy of the Premises. This Lease supersedes and nullifies all prior understanding and agreements and sets forth the entire agreement of the parties with respect to the subject matter hereof.

44. BINDING EFFECT; CHOICE OF LAW: Subject to the provisions hereof restricting assignment or subletting by Tenant, and subject to the provisions of Paragraph 30, this Lease shall bind the parties and their respective heirs, personal representatives, successors and assigns. This Lease shall be governed by the laws of the Commonwealth of Puerto Rico.

THIS IS THE LEASE that the appearing parties hereby execute in the respective capacity that each appear hereunder, and they hereby ratify this instrument in all its parts and bind themselves to stand for all the terms therein contained at all times under the legal responsibilities arising therefrom according to law, and thus the appearing parties hereby accept this instrument in all its parts, as drafted, being all well informed of its contents, and they do hereby consent to the execution of this Lease.

IN WITNESS WHEREOF, the parties have executed this Lease at San Juan, Puerto Rico, on October , 2004
LANDLORD:		TENANT:

Interstate General Properties		Interstate General Properties
Limited Partnership S.E. as		Limited Partnership S.E.
Managing Agent
El Monte Properties, S.E.
a Puerto Rico Special Partnership

By:	/s/ Margarita Rivera Roman	By:	/s/ Eduardo Cruz Ocasio
	Margarita Rivera Roman		Eduardo Cruz Ocasio
	Assistant Vice President		Executive Vice President
	Commercial Properties		(Tenant)

EXHIBIT A

RULES AND REGULATIONS

1. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service for Tenant, to Landlord for Landlord's supervision and/or approval before performance of any such contractual services. This shall apply to all work performed in the Building including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any and every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. None of this work will be done by Tenant without Landlord's written approval having been obtained first. All personnel performing any contractual services must report to the seventh floor (IGP offices) for identification. Contractors or employees of contractors must wear an identificatin tag at all times.

2. The work of the janitor or cleaning personnel shall not be hindered by Tenant after 6:00 P. M., and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, book cases, map cases, etc., necessary to prevent unreasonable hardship to Landlord in discharging its obligations regarding cleaning service.

3. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or material which requires the use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to the hours designated by Landlord from time to time. All such movements shall be as directed by Landlord and in a manner to be agreed upon between Landlord and Tenant before performance. Such pre-arrangement initiated by Tenant shall include determination by Landlord and subject to its decision and control of the time, method, and routing of movement, limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant expressly assumes all risk of damage to any and all articles so moved, as well as injury to any person or persons or the public engaged or not engaged in such movement, including equipment, property, and personnel of Landlord if damaged or injured as a result of any acts in connection with carrying out this service for Tenant from the time of entering property to completion of the work; and Landlord shall not be liable for the act or acts of any person or persons so engaged in, or any damage of loss to any property of persons resulting directly or indirectly from any act in connection with such service performed by or for Tenant.

4. No sign or signs will be allowed in any form on the exterior of the Building or on any window or windows inside or outside of the Building and no sign or signs, except in uniform locations and uniform style fixed by Landlord, will be permitted in the public corridors or on corridor doors or entrances to Tenant's space. All signs will be contracted for by Landlord for Tenant at the rate fixed by Landlord from time to time, and Tenant will be billed and shall pay for such service accordingly. Written consent from Landlord is an absolute prerequisite for any such sign or signs any Tenant may be so permitted to use.

5. Tenant shall not place, install or operate on the Premises or in any part of the Building, any engine, stove, or machinery, or conduct mechanical operations or cook theron or therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other flammable, explosive, or hazardous material without the written consent of Landlord having been obtained first.

6. Landlord will not be responsible for any lost or stolen personal property, equipment, money, or jewelry from Tenant's area or public rooms regardless or whether such loss occurred when the area is locked against entry or not.

7. No birds, animals, bicycles or vehicles shall be brought into or kept in or about the Building.

8. No additional locks shall be placed upon any doors of the Premises and the Tenant shall not permit any duplicate keys to be made, but if more than two keys for any door or lock shall be desired, the additional number must be obtained from Landlord and be paid for by Tenant; each Tenant must, upon the termination of this lease, leave the windows and doors in the Premises in like condition as of the date of said lease, and must then surrender all keys to the Premises.

Landlord may permit entrance to Tenant's Premises by use of pass keys controlled by Landlord or its employees, contractors, or service personnel, supervised or employed by Landlord.

9. None of the entries, passages, doors, hallways, or stairways shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas, or such areas be used at any time except for access or egress by Tenant, Tenant's agents, employees, or invitees. Nothing shall be placed on the outside of the Building, or the windows, windowsills or projections.

10. Landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment including safes, large files, etc., that are to be placed in the Building, and only those which in the opinion of Landlord might without reasonable probability do damage to the floors, structure and/or elevators may be moved into the Building. Any damage occasioned in connection with the moving or installing of such aforementioned articles in the Building or the existence of same in the Building shall be paid for by Tenant.

11. No portion of Tenant's area or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

12. Without prior written consent of the Landlord, Tenant shall not sell or permit the sale, at retail, of newspapers, magazines, periodicals or theatre tickets, in or from its Premises; nor shall any Tenant carry on or permit or allow any employee or other person to carry on the business of stenography, typewriting or any similar business in or from its Premises for the service or accomodation of the occupants of any other portion of the Building, or any retail sales business, or any business other than that specifically provided for in the Tenant's lease.

13. The sashes, sashdoors, windows, glass doors and any lights or skylights that reflect or admit light into the halls or other places of the Building, shall not be obstructed. The water and wash closets and urinals shall not be used for any other purpose than the purpose for which they were respectively constructed, and the expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the Tenant whose clerks, agents, servants or licensees shall have caused it. No Tenant shall mark, paint, drill into or in any way deface the walls, ceilings, floors, wood, stone or iron work, or make or permit any improper noises in the Building.

14. No Tenant shall employ any person or persons, other than the Janitor of the Landlord for the purpose of cleaning, or taking charge of Premises, it being understood and agreed that the Landlord shall be in no way responsible to any Tenant for any damage done to the furniture or other effects of any Tenant by the Janitor or any of his employees, or any other person, or for any loss of property of any kind whatever from leased premises, however occurring. Tenant will see each day that the windows are closed and the doors securely locked before leaving the Building.

Anything hereinabove to the contrary notwithstanding, Tenant shall have the right to make any claim it deems proper directly against the Janitor or any janitorial service company which employs him.

15. No window shades will be placed on any of the windows excepting the shades approved by the Landlord. No awnings will be allowed on any of the windows.

16. The Landlord shall have the right to exclude any person from the Building other than during customary business hours (which shall be deemed to be between the hours of 8:00 A. M. and 7:00 P. M. on weekdays and 8:00 A. M. and 1:00 P. M. on Saturdays, provided such days are not legal holidays). Any person allowed to enter the Building during other than customary business hours will be subject to identification by the employees and agents of the Landlord, and all such persons may be required to sign a register on entering and leaving the Building. Landlord may establish other requirements from time to time as needed.

17. Tenant shall install and maintain at a readily available location within the Leased Premises an all purposes hand operated fire extinguisher containing a minimum capacity of two and one-- half pounds (21/2 lbs.) or such other capacity as may be required by code or law.